UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 24, 2008

CORE MOLDING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-12505	31-1481870
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 MANOR PARK DRIVE, P.O.BOX 28183, COLUMBUS, Ohio		43228-0183
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-870-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 24, 2008, Core Molding Technologies, Inc. (the "Company") and Core Composites Corporation, its wholly-owned subsidiary (together, with the Company, collectively referred to herein as the "Seller"), entered into a new supply agreement (the "Supply Agreement") with Navistar, Inc. ("Navistar"), formerly know as International Truck and Engine Corporation, which supersedes the existing supply agreement in effect between the seller and Navistar that was entered into on October 31, 2006. Under the terms of the Supply Agreement, Navistar will continue to purchase from the Seller one-hundred percent of its original equipment and service requirements that presently exist for specified fiberglass reinforced products and sheet molded compound. Unless extended by the parties, the Supply Agreement will expire on October 31, 2013. A copy of the press release issued by the Company announcing the entry into the Supply Agreement is attached as Exhibit 99(a) to this report.

Navistar is the Company's largest customer and accounted for approximately 44% of Company’s 2007 total revenue, and is also a significant stockholder, owning approximately 9.8% of the Company’s outstanding common stock.

The Company intends to seek confidential treatment of certain terms contained in the Supply Agreement, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the six months ended June 30, 2008.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99(a)

Press release

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE MOLDING TECHNOLOGIES, INC.

June 25, 2008	By:	Herman F. Dick, Jr.

Name: Herman F. Dick, Jr.
Title: Vice President, Secretary, Treasurer and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.(a)	Press release